EXHIBIT 99.2


                Susan B. Railey
                For shareholders and securities brokers
                (301) 468-3120
                James T. Pastore
                For news media
                (202) 546-6451                     FOR IMMEDIATE RELEASE

       CRIIMI MAE Declares Preferred Dividend Payment for 4th Quarter 2004

     ROCKVILLE, MD, November 8, 2004 - CRIIMI MAE Inc. (NYSE:CMM) today announced that the Board of Directors has declared the fourth quarter dividend on its Series B Preferred Stock. Holders of record of Series B Preferred Stock on December 16, 2004 will receive $0.68 per share on December 30, 2004.

     CRIIMI MAE Inc. is a  commercial  mortgage  company  structured  as a REIT.
CRIIMI MAE owns and manages a significant portfolio of commercial mortgage-related assets. Historically, CRIIMI MAE's primary focus was acquiring high-yielding, non-investment grade commercial mortgage-backed securities (subordinated CMBS). The Company's investment focus for the balance of 2004 and beyond is an origination-based plan for new business.

     For further information, shareholders and securities brokers should contact Susan Railey at (301) 468-3120, e-mail srailey@criimi.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com


                                      # # #